EXHIBIT 99.1

ORCHID ISLAND CAPITAL ANNOUNCES SECOND QUARTER 2017 RESULTS

VERO BEACH, Fla. (July 31, 2017) – Orchid Island Capital, Inc. (NYSE:ORC) ("Orchid" or the "Company"), a real estate investment trust ("REIT"), today announced results of operations for the three month period ended June 30, 2017.

Second Quarter 2017 Highlights

•	Net loss of $9.6 million, or $0.26 per common share, which consists of:
•	Net interest income of $25.8 million, or $0.69 per common share
•	Total expenses of $2.9 million, or $0.08 per common share
•	Net realized and unrealized losses of $32.6 million, or $0.88 per share, on RMBS and derivative instruments
•	Second quarter total dividends declared and paid of $0.42 per common share
•	Book value per share of $9.23 at June 30, 2017
•
1.0% economic loss on common equity for the quarter, or 4.1% annualized, comprised of $0.42 dividend per common share and $0.52 decrease in net book value per common share, divided by beginning book value per share

•	Company to discuss results on Tuesday, August 1, 2017, at 10:00 AM ET
•	Supplemental materials to be discussed on the call can be downloaded from the Company's website

Details of Second Quarter 2017 Results of Operations

The Company reported a net loss of $9.6 million for the three month period ended June 30, 2017, compared with net income of $6.5 million for the three month period ended June 30, 2016.  The second quarter net loss included net interest income of $25.8 million, net portfolio losses of $32.6 million (which includes realized and unrealized gains (losses) on RMBS and derivative instruments, and net interest expense realized in interest rate swaps), management fees and allocated overhead of $1.8 million, audit, legal and other professional fees of $0.2 million, accrued incentive compensation of $0.2 million, and other operating, general and administrative expenses of $0.7 million.

Capital Allocation and Return on Invested Capital

The Company allocates capital to two RMBS sub-portfolios, the pass-through RMBS portfolio ("PT RMBS"), and the structured RMBS portfolio, consisting of interest only ("IO") and inverse interest-only ("IIO") securities.  As of March 31, 2017, approximately 52% of the Company's investable capital (which consists of equity in pledged PT RMBS, available cash and unencumbered assets) was deployed in the PT RMBS portfolio.  At June 30, 2017, the allocation to the PT RMBS had increased by 12% to approximately 64%.

The table below details the changes to the respective sub-portfolios during the quarter, as well as the returns generated by each.
(in thousands)
Portfolio Activity for the Quarter
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Market value - March 31, 2017	$3,107,660	$107,214	$47,143	$154,357	$3,262,017
Securities purchased	2,223,226	4,926	-	4,926	2,228,152
Securities sold	(1,657,306)	-	-	-	(1,657,306)
Gains on sales	3,935	-	-	-	3,935
Return of investment	NA	(6,565)	(1,850)	(8,415)	(8,415)
Pay-downs	(73,466)	n/a	n/a	n/a	(73,466)
Premium lost due to pay-downs	(5,499)	n/a	n/a	n/a	(5,499)
Mark to market losses	(8,126)	(3,023)	(442)	(3,465)	(11,591)
Market value - June 30, 2017	$3,590,424	$102,552	$44,851	$147,403	$3,737,827

The tables below present the allocation of capital between the respective portfolios at June 30, 2017 and March 31, 2017, and the return on invested capital for each sub-portfolio for the three month period ended June 30, 2017.  The return on invested capital in the PT RMBS and structured RMBS portfolios was approximately (3.2)% and (0.9)%, respectively, for the second quarter of 2017.  The combined portfolio generated a return on invested capital of approximately (2.1)%.
($ in thousands)
Capital Allocation
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
June 30, 2017
Market value	$3,590,424	$102,552	$44,851	$147,403	$3,737,827
Cash(1)	(54,028)	-	-	-	(54,028)
Borrowings(2)	(3,278,456)	-	-	-	(3,278,456)
Total	$257,940	$102,552	$44,851	$147,403	$405,343
% of Total	63.6%	25.3%	11.1%	36.4%	100.0%
March 31, 2017
Market value	$3,107,660	$107,214	$47,143	$154,357	$3,262,017
Cash	112,723	-	-	-	112,723
Borrowings(3)	(3,050,608)	-	-	-	(3,050,608)
Total	$169,775	$107,214	$47,143	$154,357	$324,132
% of Total	52.4%	33.1%	14.5%	47.6%	100.0%

(1)	At June 30, 2017, cash was reduced by unsettled security purchases of $273.7 million, which have already been included in the value of the portfolio.
(2)
At June 30, 2017, there were outstanding repurchase agreement balances of $74.4 million and $34.6 million secured by IO and IIO securities, respectively.  We entered into these arrangements to generate additional cash available to meet margin calls on PT RMBS; therefore, we have not considered these balances to be allocated to the structured securities strategy.

(3)
At March 31, 2017, there were outstanding repurchase agreement balances of $63.8 million and $33.6 million secured by IO and IIO securities, respectively.  We entered into these arrangements to generate additional cash available to meet margin calls on PT RMBS; therefore, we have not considered these balances to be allocated to the structured securities strategy.

($ in thousands)
Returns for the Quarter Ended June 30, 2017
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Income (net of borrowing cost)	$23,716	$843	$1,257	$2,100	$25,816
Realized and unrealized losses	(9,690)	(3,023)	(442)	(3,465)	(13,155)
Derivative losses	(19,442)	NA	NA	NA	(19,442)
Total Return	$(5,416)	$(2,180)	$815	$(1,365)	$(6,781)
Beginning Capital Allocation	$169,775	$107,214	$47,143	$154,357	$324,132
Return on Invested Capital for the Quarter(1)	(3.2)%	(2.0)%	1.7%	(0.9)%	(2.1)%
Average Capital Allocation(2)	$213,858	$104,883	$45,997	$150,880	$364,738
Return on Average Invested Capital for the Quarter(3)	(2.5)%	(2.1)%	1.8%	(0.9)%	(1.9)%

(1)	Calculated by dividing the Total Return by the Beginning Capital Allocation, expressed as a percentage.
(2)	Calculated using two data points, the Beginning and Ending Capital Allocation balances.
(3)	Calculated by dividing the Total Return by the Average Capital Allocation, expressed as a percentage.

Prepayments

For the quarter ended June 30, 2017, Orchid received $82.0 million in scheduled and unscheduled principal repayments and prepayments, which equated to a constant prepayment rate ("CPR") of approximately 9.5%. Prepayment rates on the two RMBS sub-portfolios were as follows (in CPR):
		Structured
	PT RMBS	RMBS	Total
Three Months Ended	Portfolio (%)	Portfolio (%)	Portfolio (%)
June 30, 2017	7.0	12.7	9.5
March 31, 2017	7.5	14.3	9.9
December 31, 2016	9.7	18.4	12.2
September 30, 2016	8.9	17.9	11.7
June 30, 2016	8.4	15.9	11.0
March 31, 2016	5.5	12.4	8.2

Portfolio

The following tables summarize certain characteristics of Orchid's PT RMBS and structured RMBS as of June 30, 2017 and December 31, 2016:
($ in thousands)
				Weighted		Weighted
		Percentage		Average		Average	Weighted	Weighted
		of	Weighted	Maturity		Coupon	Average	Average
	Fair	Entire	Average	in	Longest	Reset in	Lifetime	Periodic
Asset Category	Value	Portfolio	Coupon	Months	Maturity	Months	Cap	Cap
June 30, 2017
Adjustable Rate RMBS	$1,929	0.1%	3.52%	212	1-Sep-35	0.83	10.04%	2.00%
Fixed Rate RMBS	3,545,614	94.9%	4.42%	345	1-Jul-47	NA	NA	NA
Hybrid Adjustable Rate RMBS	42,881	1.1%	2.55%	307	1-Aug-43	67.03	7.55%	2.00%
Total Mortgage-backed Pass-through	3,590,424	96.1%	4.39%	344	1-Jul-47	NA	NA	NA
Interest-Only Securities	102,552	2.7%	3.74%	267	15-Apr-47	NA	NA	NA
Inverse Interest-Only Securities	44,851	1.2%	5.02%	324	25-Feb-47	NA	6.22%	NA
Total Structured RMBS	147,403	3.9%	4.13%	284	15-Apr-47	NA	NA	NA
Total Mortgage Assets	$3,737,827	100.0%	4.38%	342	1-Jul-47	NA	NA	NA
December 31, 2016
Adjustable Rate RMBS	$2,062	0.1%	3.50%	219	1-Sep-35	5.67	10.05%	2.00%
Fixed Rate RMBS	2,826,694	93.5%	4.21%	325	1-Dec-46	NA	NA	NA
Hybrid Adjustable Rate RMBS	45,459	1.5%	2.55%	313	1-Aug-43	73.08	7.55%	2.00%
Total Mortgage-backed Pass-through	2,874,215	95.1%	4.19%	324	1-Dec-46	NA	NA	NA
Interest-Only Securities	69,726	2.3%	3.59%	235	25-Apr-45	NA	NA	NA
Inverse Interest-Only Securities	78,233	2.6%	5.40%	338	25-Dec-46	NA	6.14%	NA
Total Structured RMBS	147,959	4.9%	4.55%	290	25-Dec-46	NA	NA	NA
Total Mortgage Assets	$3,022,174	100.0%	4.20%	323	25-Dec-46	NA	NA	NA

($ in thousands)
	June 30, 2017		December 31, 2016
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$2,621,464	70.1%	$2,226,893	73.7%
Freddie Mac	1,107,792	29.6%	785,496	26.0%
Ginnie Mae	8,571	0.3%	9,785	0.3%
Total Portfolio	$3,737,827	100.0%	$3,022,174	100.0%

	June 30, 2017	December 31, 2016
Weighted Average Pass-through Purchase Price	$108.36	$108.64
Weighted Average Structured Purchase Price	$14.60	$15.39
Weighted Average Pass-through Current Price	$107.71	$107.14
Weighted Average Structured Current Price	$14.29	$15.49
Effective Duration (1)	2.244	4.579
(1)
Effective duration of 2.244 indicates that an interest rate increase of 1.0% would be expected to cause a 2.244% decrease in the value of the RMBS in the Company's investment portfolio at June 30, 2017.  An effective duration of 4.579 indicates that an interest rate increase of 1.0% would be expected to cause a 4.579% decrease in the value of the RMBS in the Company's investment portfolio at December 31, 2016. These figures include the structured securities in the portfolio, but do not include the effect of the Company's funding cost hedges.  Effective duration quotes for individual investments are obtained from The Yield Book, Inc.

Financing, Leverage and Liquidity

As of June 30, 2017, the Company had outstanding repurchase obligations of approximately $3,278.5 million with a net weighted average borrowing rate of 1.30%.  These agreements were collateralized by RMBS with a fair value, including accrued interest, of approximately $3,464.7 million and cash pledged to counterparties of approximately $6.5 million. The Company's leverage ratio at June 30, 2017 was 7.9 to 1 (excluding the $273.7 million of payable for unsettled securities purchased at June 30, 2017). At June 30, 2017, the Company's liquidity was approximately $213.0 million, consisting of unpledged RMBS (excluding the value of the unsettled purchases) and cash and cash equivalents.  To enhance our liquidity even further, we may pledge more of our structured RMBS as part of a repurchase agreement funding, but retain the cash in lieu of acquiring additional assets.  In this way we can, at a modest cost, retain higher levels of cash on hand and decrease the likelihood we will have to sell assets in a distressed market in order to raise cash.  Below is a list of outstanding borrowings under repurchase obligations at June 30, 2017.
($ in thousands)
			Weighted		Weighted
	Total		Average		Average
	Outstanding	% of	Borrowing	Amount	Maturity
Counterparty	Balances	Total	Rate	at Risk(1)	in Days
J.P. Morgan Securities LLC	$610,851	18.5%	1.32%	$35,463	12
Wells Fargo Bank, N.A.	313,206	9.6%	1.28%	15,235	11
Citigroup Global Markets, Inc.	269,560	8.2%	1.30%	22,151	17
ICBC Financial Services, LLC	241,736	7.4%	1.30%	12,226	12
Cantor Fitzgerald & Co.	229,485	7.0%	1.34%	12,037	31
RBC Capital Markets, LLC	227,896	7.0%	1.32%	12,018	13
Mitsubishi UFJ Securities (USA), Inc.	192,516	5.9%	1.08%	9,790	17
South Street Securities, LLC	173,925	5.3%	1.27%	8,524	11
Merrill Lynch, Pierce, Fenner & Smith Inc	159,470	4.9%	1.36%	5,176	17
ED&F Man Capital Markets Inc.	155,908	4.8%	1.29%	7,837	51
Natixis, New York Branch	142,158	4.3%	1.45%	22,085	18
Mirae Asset Securities (USA) Inc.	127,280	3.9%	1.28%	6,550	43
Daiwa Capital Markets America, Inc.	92,750	2.8%	1.32%	4,331	12
FHLB-Cincinnati	80,180	2.4%	1.17%	2,773	3
KGS-Alpha Capital Markets, L.P.	68,296	2.1%	1.30%	3,527	11
Nomura Securities International, Inc.	63,992	2.0%	1.16%	3,056	40
Goldman Sachs & Co.	53,858	1.6%	1.37%	3,951	14
Guggenheim Securities, LLC	53,020	1.6%	1.34%	2,608	40
Mizuho Securities USA, Inc.	22,369	0.7%	1.35%	1,243	26
Total / Weighted Average	$3,278,456	100.0%	1.30%	$190,581	18

(1)
Equal to the sum of the fair value of securities sold, accrued interest receivable and cash posted as collateral (if any), minus the sum of repurchase agreement liabilities, accrued interest payable and the fair value of securities posted by the counterparties (if any).

Hedging

In connection with its interest rate risk management strategy, the Company economically hedges a portion of the cost of its repurchase agreement funding against a rise in interest rates by entering into derivative financial instrument contracts.  The Company has not elected hedging treatment under U.S. generally accepted accounting principles ("GAAP") in order to align the accounting treatment of its derivative instruments with the treatment of its portfolio assets under the fair value option election. As such, all gains or losses on these instruments are reflected in earnings for all periods presented.  At June 30, 2017, such instruments were comprised of Eurodollar and Treasury note ("T-Note") futures contracts and interest rate swap agreements.

The table below presents information related to the Company's Eurodollar and T-Note futures contracts at June 30, 2017.
($ in thousands)
	Average	Weighted	Weighted
	Contract	Average	Average
	Notional	Entry	Effective	Open
Expiration Year	Amount	Rate	Rate	Equity(1)
Eurodollar Futures Contracts (Short Positions)
2017	$1,000,000	1.56%	1.42%	$(723)
2018	1,000,000	1.84%	1.68%	(1,666)
2019	1,000,000	2.09%	1.95%	(1,463)
2020	925,000	2.62%	2.16%	(4,268)
Total / Weighted Average	$978,571	2.08%	1.85%	$(8,120)

Treasury Note Futures Contracts (Short Positions)(2)
September 2017 10-year T-Note futures
(Sep 2017 - Sep 2027 Hedge Period)	$465,000	2.06%	2.12%	$1,582

(1)	Open equity represents the cumulative gains (losses) recorded on open futures positions from inception.
(2)	T-Note futures contracts were valued at a price of $125.53 at June 30, 2017. The nominal contract value of the short position was $583.7 million.

The table below presents information related to the Company's interest rate swap positions at June 30, 2017.
($ in thousands)
		Average		Net
		Fixed	Average	Estimated	Average
	Notional	Pay	Receive	Fair	Maturity
Expiration	Amount	Rate	Rate	Value	(Years)
> 1 to ≤ 3 years	$650,000	1.09%	1.18%	$8,485	2.6
> 3 to ≤ 5 years	300,000	2.08%	1.24%	(2,674)	4.7
	$950,000	1.40%	1.20%	$5,811	3.2

The following table summarizes our contracts to purchase and sell TBA securities as of June 30, 2017.

($ in thousands)
	Notional			Net
	Amount	Cost	Market	Carrying
	Long (Short)(1)	Basis(2)	Value(3)	Value(4)
June 30, 2017
30-Year TBA securities:
3.0%	$(250,000)	$(251,063)	$(249,628)	$1,435
4.5%	(150,000)	(161,531)	(160,876)	655
	$(400,000)	$(412,594)	$(410,504)	$2,090

(1)	Notional amount represents the par value (or principal balance) of the underlying Agency RMBS.
(2)	Cost basis represents the forward price to be paid (received) for the underlying Agency RMBS.
(3)	Market value represents the current market value of the TBA securities (or of the underlying Agency RMBS) as of period-end.
(4)
Net carrying value represents the difference between the market value and the cost basis of the TBA securities as of period-end and is reported in derivative assets (liabilities), at fair value in our consolidated balance sheets.

Dividends

In addition to other requirements that must be satisfied to qualify as a REIT, we must pay annual dividends to our stockholders of at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gains. We intend to pay regular monthly dividends to our stockholders and have declared the following dividends since our February 2013 IPO.
(in thousands, except per share data)
Year	Per Share Amount	Total
2013	$1.395	$4,662
2014	2.160	22,643
2015	1.920	38,748
2016	1.680	41,388
2017 - YTD(1)	0.980	36,977
Totals	$8.135	$144,418

(1)
On July 12, 2017, the Company declared a dividend of $0.14 per share to be paid on August 10, 2017.  The effect of this dividend is included in the table above, but is not reflected in the Company's financial statements as of June 30, 2017.

Peer Performance

The table below presents total return data for Orchid compared to a selected group of peers for periods through June 30, 2017.
Portfolio Total Rate of Return Versus Peer Group Average
			ORC Spread
	ORC		Over / (Under)
	Total Rate	Peer	Peer
	of Return(1)	Average(1)(2)	Average(3)
Second Quarter 2013	(3.0)%	(10.6)%	7.6%
Third Quarter 2013	(2.2)%	0.5%	(2.7)%
Fourth Quarter 2013	3.3%	(0.2)%	3.5%
Stub 2013 (Annualized)(4)	(2.8)%	(13.5)%	10.7%
First Quarter 2014	(2.9)%	4.3%	(7.2)%
Second Quarter 2014	9.0%	7.1%	1.9%
Third Quarter 2014	5.8%	1.2%	4.6%
Fourth Quarter 2014	2.5%	2.3%	0.2%
2014 Total Return	13.6%	15.2%	(1.6)%
First Quarter 2015	2.7%	0.2%	2.5%
Second Quarter 2015	0.4%	(1.7)%	2.1%
Third Quarter 2015	(2.2)%	(2.6)%	0.4%
Fourth Quarter 2015	3.2%	(1.1)%	4.3%
2015 Total Return	3.8%	(2.9)%	6.7%
First Quarter 2016	(1.8)%	(2.0)%	0.2%
Second Quarter 2016	2.5%	3.1%	(0.6)%
Third Quarter 2016	7.1%	5.2%	1.9%
Fourth Quarter 2016	(6.2)%	(5.7)%	(0.5)%
2016 Total Return	1.1%	0.0%	1.1%
First Quarter 2017	0.8%	3.9%	(3.1)%
Second Quarter 2017(5)	(1.0)%	N/A	N/A
One Year Return - 7/1/16 - 6/30/17(5)	0.5%	N/A	N/A
Two Year Return - 7/1/15 - 6/30/17(5)	1.7%	N/A	N/A
Three Year Total Return - 7/1/14 -6/30/17(5)	13.0%	N/A	N/A
ORC IPO to Second Quarter 2017 - 3/31/13 - 6/30/17(4)(5)	14.1%	N/A	N/A

Source: Company SEC filings and press releases
(1)
Total rate of return for each period is change in book value per share over the period plus dividends per share declared divided by the book value per share at the beginning of the period. None of the return calculations are annualized except the Stub 2013 calculation.

(2)
The peer average is the unweighted, simple, average of the total rate of return for each of the following companies in each respective measurement period:  NLY, ANH, CMO, CYS, ARR, AGNC and AI. HTS was included through Q1 2016. NLY acquired HTS in Q2 2016. HTS is excluded from any measurement periods after Q1 2016.

(3)	Represents the total return for Orchid minus peer average in each respective measurement period.
(4)
Orchid completed its Initial Public Offering, or IPO, in February 2013.  We have elected to start our comparison beginning with Orchid's first full operating quarter, which was the second quarter of 2013. The Orchid IPO price was $15.00 per share on February 13, 2013, and Orchid paid its first dividend of $0.135 per share in March 2013.  The book value per share at March 31, 2013 was $14.98.

(5)	As of July 31, 2017, earnings data for the second quarter of 2017 was not available for all companies included in the peer average calculation.

Book Value Per Share

The Company's book value per share at June 30, 2017 was $9.23.  The Company computes book value per share by dividing total stockholders' equity by the total number of shares outstanding of the Company's common stock. At June 30, 2017, the Company's stockholders' equity was $418.2 million with 45,299,812 shares of common stock outstanding.

Stock Offerings

On February 23, 2017, Orchid entered into a fifth equity distribution agreement, as amended and restated on May 10, 2017, (the "May 2017 Equity Distribution Agreement") with two sales agents pursuant to which the Company may offer and sell, from time to time, up to an aggregate amount of $125,000,000 of shares of the Company's common stock in transactions that are deemed to be "at the market" offerings and privately negotiated transactions.  The May 2017 Equity Distribution Agreement replaced the July 2016 Equity Distribution Agreement. Through June 30, 2017, the Company issued a total of 12,299,032 shares under the May 2017 Equity Distribution Agreement for aggregate proceeds of approximately $122.9 million, net of commissions and fees.

Management Commentary

Commenting on the second quarter, Robert E. Cauley, Chairman and Chief Executive Officer, said, "The developments that began to unfold during the first quarter and early second quarter of 2017 continued during the balance of the second quarter and early third quarter.  Economic data – particularly inflation data – softened significantly. The Trump administration (the "Administration") appears to have lost most, if not all, of its momentum with respect to its legislative agenda.  The Administration's attempts to repeal and replace the Affordable Care Act thus far have failed and the Administration will now likely face a political battle over the budget and debt ceiling early this fall.  The Administration momentum has been further sapped by the ongoing investigation into potential collusion with Russian officials in the 2016 presidential election.  The Federal Reserve (the "Fed"), despite the fact that it raised rates by another 25 basis points in June and may announce a tapering of its asset purchases in September, has turned more dovish of late, particularly the Chairwoman of the Fed.

"The equity markets were flush with optimism as we entered 2017, and with a pro-business administration taking the rein in Washington, risk assets generally rallied. The stock market has continued to rally into the second  and early third quarter, although not for the reasons anticipated.  The economic data has been generally soft.  Inflation data has made a significant reversal, and now all measures of consumer inflation are well below levels seen at the end of 2016.  Initially the Fed, in particular the Chairwoman, discounted the softness due to short-term, transitory causes such as cellular phone and prescription drug cost declines that were viewed as unsustainable.  This rhetoric has reversed and recent comments from the Fed chair and other members of the FOMC  suggest the Fed has become quite concerned with the level and direction of inflation measures.  The market – especially the Euro Dollar and U.S. treasury futures markets, including Fed Funds futures – have priced out most future Fed rate hikes.  Current pricing implies at most one more full rate hike by the end of 2018.  This is in sharp contrast to projections published by the Fed as recently as June 14th, which call for one more rate hike this year and three next year and a terminal rate near 3 percent.  While the market still expects the Fed to announce a tapering of its re-investment of maturing U.S. treasury and MBS holdings – likely after the conclusion of its September meeting – the market views any such actions as likely to suppress already low inflation and the interest rate curve flattened. During the second quarter, the spread between the 5-year and 30-year U.S. treasuries declined from approximately 110 basis points at the beginning of the second quarter to less than 95 basis points at quarter end.  The absence of meaningful inflationary pressures is pervasive – as both Europe and Asia are experiencing subdued inflation as well.  As a result of these developments, the equity markets have rallied.  However, the factors that fueled the optimism at the end of 2016 never materialized and the market is faced with a vastly different reality.  The prospect of robust growth, fiscal stimulus, renewed inflationary pressures and higher rates have been replaced with expectations for less Fed rate hiking, low inflation, and lower long-term rates.

"During the second quarter of 2017 yields on benchmark U.S. treasury securities were slightly higher on the curve out to 4 years – reflecting the 25 basis point hike in June.  Yields beyond the 4 year point of the curve declined modestly. The mortgage market had mixed results for the second quarter.  Current coupon, 30-year mortgages traded at slightly tighter spreads to comparable duration U.S. treasuries at the end of the quarter, tightening approximately 1 to 2 basis points, and tightening another 3 or 4 basis points since the end of the quarter.  Higher coupon mortgages underperformed comparable duration U.S. treasuries and lower coupon mortgages.  Prepayment speeds remained subdued despite the rally in longer maturities of the U.S. treasury curve.  We experienced mark to market losses on our funding hedge positions as a result of this significant shift in expectations surrounding monetary policy going forward.  With the widening in higher coupon, fixed rate mortgages – our core holding – there was no offsetting price appreciation on the asset side and we experienced a book value decline for the second quarter."

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Tuesday, August 1, 2017, at 10:00 AM ET.  The conference call may be accessed by dialing toll free (877) 341-5668.  International callers dial (224) 357-2205.  The conference passcode is 58134423.  The supplemental materials may be downloaded from the investor relations section of the Company's website. A live audio webcast of the conference call can be accessed via the investor relations section of the Company's website at www.orchidislandcapital.com, and an audio archive of the webcast will be available until August 31, 2017.

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests on a leveraged basis in Agency RMBS. Our investment strategy focuses on, and our portfolio consists of, two categories of Agency RMBS: (i) traditional pass-through Agency RMBS and (ii) structured Agency RMBS, such as CMOs, IOs, IIOs and POs, among other types of structured Agency RMBS. Orchid is managed by Bimini Advisors, LLC, a registered investment adviser with the Securities and Exchange Commission.

Forward Looking Statements

Statements herein relating to matters that are not historical facts, including, but not limited to statements regarding interest rates, liquidity, pledging of our structured RMBS, funding levels and spreads, prepayment speeds, portfolio positioning, inflation, the effect of actions of the U.S. government, including the Fed, market expectations and general economic conditions, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Orchid Island Capital, Inc.'s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Orchid Island Capital, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

CONTACT:
Orchid Island Capital, Inc.
Robert E. Cauley, 772-231-1400
Chairman and Chief Executive Officer
www.orchidislandcapital.com

Summarized Financial Statements

The following is a summarized presentation of the unaudited balance sheets as of June 30, 2017, and December 31, 2016, and the unaudited quarterly results of operations for the six and three months ended June 30, 2017 and 2016.  Amounts presented are subject to change.

ORCHID ISLAND CAPITAL, INC.
BALANCE SHEETS
($ in thousands, except per share data)
(Unaudited - Amounts Subject to Change)

	June 30, 2017	December 31, 2016
ASSETS:
Total mortgage-backed securities	$3,737,827	$3,022,174
Cash, cash equivalents and restricted cash	219,661	94,425
Accrued interest receivable	14,366	11,512
Derivative assets, at fair value	10,613	10,365
Other assets	421	218
Total Assets	$3,982,888	$3,138,694

LIABILITIES AND STOCKHOLDERS' EQUITY
Repurchase agreements	$3,278,456	$2,793,705
Payable for unsettled securities purchased	273,689	-
Dividends payable	6,342	4,616
Derivative liabilities, at fair value	2,712	1,982
Accrued interest payable	2,168	1,826
Due to affiliates	690	566
Other liabilities	657	3,220
Total Liabilities	3,564,714	2,805,915
Total Stockholders' Equity	418,174	332,779
Total Liabilities and Stockholders' Equity	$3,982,888	$3,138,694
Common shares outstanding	45,299,812	32,962,919
Book value per share	$9.23	$10.10

ORCHID ISLAND CAPITAL, INC.
STATEMENTS OF OPERATIONS
($ in thousands, except per share data)
(Unaudited - Amounts Subject to Change)

	Six Months Ended June 30,		Three Months Ended June 30,
	2017	2016	2017	2016
Interest income	$66,890	$39,701	$34,579	$19,235
Interest expense	(15,478)	(6,649)	(8,763)	(3,330)
Net interest income	51,412	33,052	25,816	15,905
Losses	(53,324)	(26,865)	(32,597)	(7,308)
Net portfolio (loss) income	(1,912)	6,187	(6,781)	8,597
Expenses	5,281	4,315	2,862	2,134
Net (loss) income	$(7,193)	$1,872	$(9,643)	$6,463
Basic and diluted net (loss) income per share	$(0.21)	$0.08	$(0.26)	$0.29
Weighted Average Shares Outstanding	35,117,364	21,853,949	37,211,362	21,920,573
Dividends Declared Per Common Share:	$0.84	$0.84	$0.42	$0.42

	Three Months Ended June 30,
Key Balance Sheet Metrics	2017	2016
Average RMBS(1)	$3,499,922	$2,100,151
Average repurchase agreements(1)	3,164,532	2,000,158
Average stockholders' equity(1)	376,193	241,731
Leverage ratio(2)	7.9:1	8.5:1

Key Performance Metrics
Average yield on RMBS(3)	3.95%	3.66%
Average cost of funds(3)	1.11%	0.67%
Average economic cost of funds(4)	1.57%	1.11%
Average interest rate spread(5)	2.84%	2.99%
Average economic interest rate spread(6)	2.38%	2.55%

(1)	Average RMBS, borrowings and stockholders' equity balances are calculated using two data points, the beginning and ending balances.
(2)
The leverage ratio is calculated by dividing total ending liabilities by ending stockholders' equity.   There were $273.7 million and $4.3 million payable for unsettled securities purchases as of June 30, 2017 and 2016, respectively, that have been excluded from the total liabilities for this ratio.

(3)	Portfolio yields and costs of funds are calculated based on the average balances of the underlying investment portfolio/borrowings balances and are annualized for the quarterly periods presented.
(4)	Represents the interest cost of our borrowings and the effect of derivative agreements attributed to the period related to hedging activities, divided by average borrowings.
(5)	Average interest rate spread is calculated by subtracting average cost of funds from average yield on RMBS.
(6)	Average economic interest rate spread is calculated by subtracting average economic cost of funds from average yield on RMBS.